                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
TCC Industries, Inc.:


      We consent to the incorporation by reference in the registration statement of TCC Industries, Inc. and Subsidiaries on Form S-8 (File No. 33-67730) of our report dated February 24, 1998, on our audits of the consolidated financial statements and financial statement schedules of TCC Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                        COOPERS & LYBRAND L.L.P.


Austin, Texas
February 24, 1998




                                       94